Exhibit 23.3

John T. Boyd Company Mining and Geological Consultants

Chairman

James W. Boyd

President and CEO

John T. Boyd II

Managing Director and COO

Ronald L. Lewis

Vice Presidents

Robert J. Farmer

John L. Weiss

Michael F. Wick

William P. Wolf

Managing Director - Australia

Ian L. Alexander

Managing Director – China

Jisheng (Jason) Han

Managing Director – South America

Carlos F. Barrera

Managing Director – Metals

Gregory B. Sparks

Assistant to the President

Mark P. Davic

Pittsburgh

4000 Town Center Boulevard, Suite 300

Canonsburg, PA 15317

(724) 873-4400

(724) 873-4401 Fax

jtboydp@jtboyd.com

Denver

(303) 293-8988

jtboydd@jtboyd.com

Brisbane

61 7 3232-5000

jtboydau@jtboyd.com

Beijing

86 10 6500-5854

jtboydcn@jtboyd.com

Bogota

+57-3115382113

jtboydcol@jtboyd.com

www.jtboyd.com

June 14, 2019

CONSENT OF

JOHN T. BOYD COMPANY

The undersigned hereby consents to the incorporation by reference in this Registration Statement on Form S-3, including any amendment thereto, any related prospectus and any related prospectus supplement (the “Registration Statement”), of information contained in Hi-Crush Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2018, (the “Annual Report”), relating to our reports setting forth the estimates of reserves as of December 31, 2018. We also consent to references to our firm in the form and context in which they appear in the Annual Report and all references to us contained in such Registration Statement, including in the prospectus under the heading “Experts.”

Respectfully submitted,

JOHN T. BOYD COMPANY

By: /s/ Ronald L. Lewis

Ronald L. Lewis

Managing Director and COO